EXHIBIT A
                Koll Real Estate Group, Inc. 13G


Halcyon/Alan B. Slifka Management Company LLC ("Halcyon LLC") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

Alan B. Slifka and Company, Limited ("ABS & Co. Ltd."), the
Managing Member of Halcyon LLC, has filed this Schedule 13G pursuant to Rule 13d-1(b)(ii)(G).

Alan B. Slifka is the controlling stockholder of ABS & Co. Ltd.

Each of ABS & Co. Ltd. And Alan B. Slifka, by reason of their respective relationships to Halcyon LLC, may be deemed to beneficially own the shares beneficially owned by Halcyon LLC.

Halcyon LLC, ABS & Co. Ltd., and Alan B. Slifka have agreed to file a joint statement on Schedule 13G reporting their beneficial ownership of shares of Koll Real Estate Group, Inc.


                              HALCYON/ALAN B. SLIFKA MANAGEMENT
                              COMPANY LLC

                              By:
                                        /s/James H. Schropp

                              _________________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact, duly
                                      authorized under Power of
                                      Attorney dated February 9,
                                      1999, Filed January 6, 2000,
                                      Abraxas Petroleum Corporation,
                                      Form 13G